UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 30, 2004

JASMINE’S GARDEN

(Exact name of Registrant as specified in its charter)

Nevada	333-64804	91-2132336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F North Wondial Building, Keji South 6 Road, Shenzhen High-Tech Industrial Park Shennan Avenue		Shenzhen, P.R. China
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 86-755-38252698

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On July 20, 2004, Jasmine’s Garden (the “Company”) filed a Current Report on Form 8-K in connection with the resignation of its former principal independent accountant, Moores Rowland Mazars, whose resignation became effective on July 14, 2004.

The Company has now engaged Lichter, Weil & Associates (“Lichter”) as its principal independent accountant, which engagement became effective as of July 30, 2004. The decision to engage Lichter was approved by the Company’s Board of Directors. During the two most recent fiscal years of the Company ended December 31, 2003 and 2002, and through the date of the engagement of Lichter on July 30, 2004, the Company did not consult with Lichter regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASMINE’S GARDEN, INC.

By: /s/ YiBo Sun
Name: YiBo Sun
Title: Chief Executive Officer

Dated: July 30, 2004